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EXHIBIT 10.10.2

Baltimore, Maryland        $10,000,000.00
July 1, 1999

                         REVOLVING LOAN PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned IMTEK CORPORATION, a Maryland corporation, and BARBERA BUSINESS SYSTEMS, INC., a Maryland corporation (collectively, "BORROWERS"), jointly and severally promise to pay to the order of THE PROVIDENT BANK, an Ohio chartered banking institution ("LENDER"), at the LENDER'S offices at One E. Fourth Street, Cincinnati, Ohio 45202, or at such other places as the holder of this Promissory Note may from time to time designate, the principal sum of Ten Million Dollars ($10,000,000.00), or so much as may have been advanced to the BORROWER as proceeds of the "LOAN," as such term is defined and described in the Loan And Security Agreement ("AGREEMENT") of even date herewith between the LENDER and the BORROWERS, together with interest thereon at the rate or rates hereafter specified until paid in full and any and all other sums which may be owing to the holder of this Promissory Note by the BORROWERS pursuant to this Promissory Note. The following terms shall apply to this Promissory Note.

         1. INTEREST RATE. The BORROWERS agree to pay interest to the holder of this Promissory Note upon the greater of the actual unpaid principal balance of this Promissory Note or Five Million Dollars ($5,000,000.00) (even if the unpaid principal balance is less than Five Million Dollars ($5,000,000.00) or the BORROWERS would not be authorized by the terms of the AGREEMENT to principal advances in such aggregate amount outstanding) until the LOAN has been terminated and repaid in full at a fluctuating annual rate of interest, adjusted daily, which shall equal the rate obtained by adding one (1) percentage point to the PRIME RATE OF INTEREST of the LENDER in effect from time to time. The term "PRIME RATE OF INTEREST" means that rate of interest set by the LENDER from time to time as an interest rate base for borrowings. The PRIME RATE OF INTEREST is one (1) of several interest rates bases used by the LENDER. The LENDER lends at rates above or below the PRIME RATE OF INTEREST. It is intended by the BORROWERS and the LENDER that the LENDER shall at all times during the term of this LOAN be entitled to interest in a minimum amount not less than the interest which would accrue at the above-stated rate on a minimum hypothetical unpaid principal balance of Five Million Dollars ($5,000,000.00).

         2. CALCULATION OF INTEREST. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

         3. REPAYMENT. Accrued and unpaid interest, plus any then due applicable late payment charges or default interest, shall be paid in consecutive monthly payments beginning on August 1, 1999 and continuing on the first calendar day of each succeeding month until July 1, 2002, which is the final and absolute maturity date of this Promissory Note,



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at which time all sums due hereunder that remain unpaid, including principal, interest, charges and fees, shall be paid in full.

         4. LATE PAYMENT CHARGE. If any payment due hereunder, including any final installment, is not received by the holder within fifteen (15) calendar days after its due date, the BORROWERS shall pay a late payment charge equal to five percent (5%) of the amount then due (including both principal and interest). The late payment charge shall be due whether or not the holder declares this Promissory Note in default or accelerates and demands immediate payment of the sums due hereunder. The existence of the right by the holder to receive a late payment charge shall not constitute a grace period or provide any right in the BORROWERS to make a payment other than on its due date.

         5. APPLICATION OF PAYMENTS. All payments made hereunder shall be applied first to late payment charges or other sums owed to the holder, next to accrued interest, and then to principal, or in such other order or proportion as the holder, in the holder's sole discretion, may elect from time to time.

         6. EARLY TERMINATION. The BORROWERS shall pay to the holder the termination fee required by Section 2.1.5 of the AGREEMENT if the LOAN is terminated by the BORROWERS prior to the final maturity date of this Promissory Note.

         7. RIGHTS UPON OCCURRENCE OF AN EVENT OF DEFAULT. Upon the occurrence of an "EVENT OF DEFAULT," as such term is defined in the AGREEMENT, the holder of this Promissory Note shall have the following rights in addition to such other rights and remedies as are authorized by the AGREEMENT or otherwise available to the holder under applicable laws:

                  7.1. ACCELERATION. The holder of this Promissory Note, in the holder's sole discretion and without notice or demand, may accelerate and declare due and immediately owing the entire unpaid principal balance plus accrued interest and all other sums payable under the LOAN DOCUMENTS, as such term is defined in the AGREEMENT.

                  7.2. DEFAULT INTEREST RATE. The holder of this Promissory Note, in the holder's sole discretion and without notice or demand, may raise the rate of interest accruing on the unpaid principal balance by two (2) percentage points above the rate of interest otherwise applicable, independent of whether the holder elects to accelerate the unpaid principal balance as a result of such default, unless prior to the imposition of the default rate of interest, the BORROWERS cure such event to the satisfaction of the holder hereof. Any individual waiver of the holder's right to impose the default rate of interest shall not be considered a waiver of this section or any future right of the holder to impose the default rate of interest pursuant to this Section.

                  7.3. CONFESSION OF JUDGMENT. Each of the BORROWERS authorizes any attorney admitted to practice before any court of record in the United States to appear on its behalf in any court in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against the BORROWERS in favor of the holder of this Promissory Note



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in the full amount due on this Promissory Note (including principal, accrued interest and any and all charges, fees and costs) plus attorneys' fees equal to fifteen percent (15%) of the amount due, plus court costs, all without prior notice or opportunity of the BORROWERS for prior hearing. Each of the BORROWERS agrees and consents that venue and jurisdiction shall be proper in the Circuit Court of any County of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court for the District of Maryland. Each of the BORROWERS waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon it any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the BORROWERS shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the holder shall deem necessary, convenient, or proper. In the event that the holder receives, as a result of execution on a judgment confessed hereunder, attorneys' fees which exceed the actual legal fees incurred by the holder in connection with the unpaid balance due to the holder pursuant to this Promissory Note, then, upon full and final payment of all other sums due and owing to the holder pursuant to this Promissory Note and payment of the actual attorneys' fees incurred by the holder, the holder shall remit such excess amount of attorneys' fees to the BORROWERS. Although the BORROWERS have agreed to the confession of judgment for attorneys' fees in the above-stated fifteen percent (15%) amount, the holder of this Promissory Note may not execute upon such judgment for attorneys' fees in an amount greater than the attorneys' fees actually incurred by the holder in connection with the loan evidenced by this Promissory Note and the enforcement and collection thereof.

         8. EXPENSES OF COLLECTION AND ATTORNEYS' FEES. Should this Promissory Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the BORROWERS shall pay all of the holder's reasonable costs, fees and expenses, including reasonable attorneys' fees, resulting from such referral.

         9. WAIVER OF DEFENSES. In the event any one or more holders of this Promissory Note transfer this Promissory Note for value, each of the BORROWERS agrees that all subsequent holders of this Promissory Note who take for value and without actual knowledge of a claim or defense of the BORROWERS against a prior holder shall not be subject to any claims or defenses which the BORROWERS may have against a prior holder, all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all rights of a holder in due course with respect to the BORROWERS even though the subsequent holder may not qualify, under applicable law, absent this section, as a holder in due course. The BORROWERS shall retain all rights and claims which the BORROWERS may have against prior holders despite any such transfers and the waiver of defenses provided in this section as to subsequent holders.

         10. WAIVER OF PROTEST. The BORROWERS, and all other parties to this Promissory Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

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         11.      EXTENSIONS OF MATURITY. All parties to this Promissory Note, whether maker, indorser, or guarantor, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

         12. MANNER AND METHOD OF PAYMENT. All payments called for in this Promissory Note shall be made in lawful money of the United States of America. If made by check, draft, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds. In the holder's discretion, any payment made by a check, draft, or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder. Should any payment date fall on a non-banking day, the BORROWERS shall make the payment on the next succeeding banking day.

         13. MAXIMUM RATE OF INTEREST. Any provision contained in the LOAN DOCUMENTS to the contrary notwithstanding, the holder of this Promissory Note shall not be entitled to receive or collect, nor shall the BORROWERS be obligated to pay, interest hereunder in excess of the maximum rate of interest permitted by the laws of any state determined to be applicable thereto or the laws of the United States of America applicable to loans in such applicable state or states, and if any provisions of this Promissory Note or of any of the other LOAN DOCUMENTS shall ever be construed or held to permit or require the charging, collection or payment of any amount of interest in excess of that permitted by such laws applicable thereto, the provisions of this paragraph shall control and shall override any contrary or inconsistent provision. The intention of the parties is to at all times conform strictly with all applicable usury laws, and other applicable laws regulating the rates of interest which may be lawfully charged upon the credit facility evidenced by this Promissory Note. The interest to be paid in accordance with the terms of this Promissory Note shall be held subject to reduction to the amount allowed under any usury or other laws as now or hereafter construed by the courts having jurisdiction, and any sums of money paid in excess of the interest rate allowed by law shall be applied in reduction of the principal amounts owing under this Promissory Note.

         14. NOTICES. Any notice or demand required or permitted by or in connection with this Promissory Note shall be given in the manner specified in the AGREEMENT for the giving of notices under the AGREEMENT. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the BORROWERS shall be considered to be effective upon the receipt thereof by the BORROWERS regardless of the procedure or method utilized to accomplish delivery thereof to the BORROWERS.

         15. ASSIGNABILITY. This Promissory Note may be assigned by the LENDER or any holder at any time or from time to time.

         16. BINDING NATURE. This Promissory Note shall inure to the benefit of and be enforceable by the LENDER and the LENDER'S successors and assigns and any other person to whom the LENDER or any holder may grant an interest in the BORROWERS' obligations hereunder, and shall be binding and enforceable against the BORROWERS and the BORROWERS' successors and assigns.




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         17.      INVALIDITY OF ANY PART. If any provision or part of any
provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

         18. CHOICE OF LAW. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Promissory Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Promissory Note and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Promissory Note or which occurred or were to occur as a direct or indirect result of this Promissory Note having been executed.

         19. CONSENT TO JURISDICTION; AGREEMENT AS TO VENUE. Each of the BORROWERS irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. Each of the BORROWERS agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

         20. UNCONDITIONAL OBLIGATIONS. The BORROWERS' obligations under this Promissory Note shall be the joint and several, absolute, and unconditional duty and obligation of each of the BORROWERS and shall be independent of any rights of set-off, recoupment or counterclaim which the BORROWER might otherwise have against the holder of this Promissory Note, and the BORROWER shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

         21. SEAL AND EFFECTIVE DATE. This Promissory Note is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

         22. TENSE; GENDER; DEFINED TERMS; SECTION HEADINGS. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout. The section headings are for convenience only and are not part of this Promissory Note.


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         23.      ACTIONS AGAINST LENDER. Any action brought by either of the
BORROWERS against the LENDER which is based, directly or indirectly, on this Promissory Note or any matter in or related to this Promissory Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in the courts of the State of Maryland. The BORROWERS may not file a counterclaim against the LENDER in a suit brought by the LENDER against the BORROWERS in a state other than the State of Maryland unless under the rules of procedure of the court in which the LENDER brought the action the counterclaim is mandatory, and not merely permissive, and will be considered waived unless filed as a counterclaim in the action instituted by the LENDER. Each of the BORROWERS agrees that any forum other than the State of Maryland is an inconvenient forum and that a suit brought by the BORROWERS against the LENDER in a court of any state other than the State of Maryland should be forthwith dismissed or transferred to a court located in the State of Maryland by that Court.

         24. WAIVER OF JURY TRIAL. Each of the BORROWERS (by execution of this Promissory Note) and the LENDER (by acceptance of this Promissory Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against the BORROWERS or the LENDER, or any successor or assign of the BORROWERS or the LENDER, on or with respect to this Promissory Note or any of the other LOAN DOCUMENTS, or which in any way relates, directly or indirectly, to the obligations of the BORROWERS to the LENDER under this Promissory Note or any of the other LOAN DOCUMENTS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWERS AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. The BORROWERS and the LENDER acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the LENDER would not enter into the transaction with the BORROWERS if this provision were not part of their agreement.

         IN WITNESS WHEREOF, each of the BORROWERS has duly executed this Promissory Note under seal as of the date first above written.

WITNESS/ATTEST:                     THE BORROWERS:

                                           IMTEK CORPORATION,
                                           A Maryland Corporation


                                           By:  /s/ Robert W. Hoover      (SEAL)
                                                --------------------------
                                                Robert W. Hoover, Vice President


                                           BARBERA BUSINESS SYSTEMS, INC.,
                                           A Maryland Corporation



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                                           By:  /s/ Robert W. Hoover      (SEAL)
                                                --------------------------
                                                Robert W. Hoover, Vice President




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